Exhibit 10.1

Date	March 7, 2014
To	«Name»
From	Steve Cooper

WARNER MUSIC GROUP CORP.
SENIOR MANAGEMENT FREE CASH FLOW PLAN

We are pleased to inform you that as a valued member of the Warner Music Group Corp. (the “Company”) management team, your allocated percentage of the FCF Bonus Pool under the Warner Music Group Corp. Senior Management Free Cash Flow Plan (as amended, the “Plan”; capitalized terms used but not defined herein have the meanings ascribed to them in the Plan) is being increased, beginning with the current 2014 Plan Year, by «Increased_Percent» (the “Increased Bonus Percentage”).  This award is being made under the Plan, and, except as expressly provided in this letter, this award is subject to all the terms and conditions of the Plan.

In connection with such increase, you are receiving an Additional Unit Allocation of «Additional_DEUs» (which increases your Maximum Unit Allocation under the Plan to «Maximum_DEUs»).  The Base Amount applicable to this Additional Unit Allocation will be $107.13 (i.e., the Base Investment Price of Deferred Equity Units generally).  In connection with your Additional Unit Allocation, you are also being granted an additional «Additional_MEUs» Matching Equity Units (which increases your Matching Equity Units to a total of «Total_MEUs»).  The Benchmark Amount (as defined in the LLC Agreement) of these additional Matching Equity Units will be $134.62, which is the current Fair Market Value of one Fractional Company Share.

As a condition of this grant of additional Matching Equity Units, you are required to file an election under Section 83(b) of the Internal Revenue Code with the IRS no later than April 6, 2014.  This 83(b) election is similar to the election you made following your initial grant of Matching Equity Units.  A copy of an 83(b) election form and applicable instructions is attached as Annex A to this letter.

Until you have acquired all of your Additional Unit Allocation, all of your Increased Bonus Percentage must be deferred under the Plan and applied to purchase Deferred Equity Units.  For the current 2014 Plan Year and, unless you elect the Merge Option described below, future Plan Years, your Increased Bonus Percentage and Additional Unit Allocation will stand apart from your preexisting allocations under the Plan.  This means that any Annual FCF Bonus payable in respect of your Increased Bonus Percentage will be used only to acquire Deferred Equity Units attributable to your Additional Unit Allocation and any Annual FCF Bonus attributable to your preexisting bonus percentage under the Plan (the “Initial Bonus Percentage”) will be used only to acquire Deferred Equity Units attributable to your Initial Unit Allocation.  This will be the case even if your Initial Unit Allocation has been fully acquired and you are entitled to receive cash in respect of your Annual FCF Bonus attributable to your Initial Bonus Percentage.  However, for 2015 and subsequent Plan Years, you may elect (on the signature page to this letter) to merge your Additional Unit Allocation with your Initial Unit Allocation (the “Merge Option”) in order to use all of your Annual FCF Bonus (whether payable in respect of your Initial Bonus Percentage or your Increased Bonus Percentage) to purchase your Maximum Unit Allocation (as increased by your Additional Unit Allocation).

You hereby acknowledge items II.1, 7 through 11, 14, 15, 20 and 21 of your Deferral Election Form under the Plan, which are incorporated herein by reference and made a part of this letter as if set forth herein in full.

Please sign the signature page to this letter and return it to Trent Tappe by 5:00pm EST on March 17, 2014, by email to Trent.Tappe@wmg.com or by fax to 212-956-0529.  If you desire to elect the Merge Option described above, you should indicate that election below with your signature to this letter.  If you do not indicate whether you elect the Merge Option, you will be treated as having elected to keep this award separate from your previous awards under the Plan (i.e., declined the Merge Option).

If you have any questions about this award, feel free to call or email me or Trent.

Sincerely,

Steve Cooper

Accepted and Agreed:
«Name»

To indicate whether you elect the Merge Option (as described above), check the appropriate box below:

☐  Yes, I elect the Merge Option.

☐  No, I do not elect the Merge Option.